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Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-76021) of Xerox Credit Corporation of our report dated February 28, 2003 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Stamford, Connecticut
March 31, 2003

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